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                                                                    Exhibit 99.1

                                                           [LOGO]       Republic
                                                             Engineered Products





FOR IMMEDIATE RELEASE
For more information, contact:

John A. Willoughby                  or                Dan Pecchia or Jim Cyphert
VP of Human Resources & Corporate Relations           Innis Maggiore Group
Republic Engineered Products LLC                      (330) 702-0490
(330) 670-3007                                        dan@innismaggiore.com
jwilloughby@republicengineered.com                    jim@innismaggiore.com


               REPUBLIC ENGINEERED PRODUCTS FILES FOR CHAPTER 11,
                  ANNOUNCES PLANS FOR RESUMPTION OF OPERATIONS

FAIRLAWN, Ohio (October 6, 2003) -- Republic Engineered Products LLC today announced that it had been forced to file for protection under Chapter 11 of the U.S. bankruptcy laws. The company also announced that it is negotiating to finalize a debtor-in-possession financing commitment from among a number of offers. These funds will enable the company to resume operations by mid-week following an orderly shutdown that began last Thursday, during which blast furnace and steel production at Lorain have been maintained. Shipping of product was resumed last Friday.
         "Before today, we had exhausted our financial resources in addressing the tragic, unforeseeable blast furnace explosion and fire we sustained on August, 14, 2003; and we had been refused further funding support," said Joseph
F. Lapinsky, president and chief executive officer. "Under the circumstances, this filing was the only way for Republic to restore operations and preserve the business.
         "This step is necessary to restore our ability to purchase raw materials and produce customer orders. We remain confident about the outlook for Republic's business. Our continuing confidence is rooted in our strong customer relationships and excellent workforce. Now we need to perform in order to continue to create value for our customers."

                                     -more-


3770 Embassy Parkway
 Akron, Ohio 44333-8367
  PH 1 (330) 670-3000
   PH 2 800-232-7157
    FAX (330) 670-3106
    WEB www.republicengineered.com
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REPUBLIC FILES FOR CHAPTER 11, ANNOUNCES PLANS FOR RESUMPTION OF OPERATIONS
PAGE 2 OF 3

         Today's Chapter 11 filing freezes Republic's unsecured debts until they are addressed by a court-approved reorganization plan. Republic is seeking court approval to make priority post-petition payments to suppliers on established terms, and to maintain current wage and benefit programs for employees.
          "Our first step toward restoring financial stability is finalizing DIP financing," Lapinsky said. "The fact that we have a number of options demonstrates confidence in Republic's viability. Now we must intensify our focus on restoring and preserving the customer relationships that have made Republic the leader in our industry for many years. We intend to do just that through demonstrated performance."
         Republic Engineered Products LLC is North America's leading supplier of special bar quality (SBQ) steel, a highly engineered product used in axles, drive trains, suspensions and other critical components of automobiles, off-highway vehicles and industrial equipment. With headquarters in Fairlawn, Ohio, the company operates steelmaking centers in Canton and Lorain, Ohio, and value-added rolling and finishing facilities in Canton, Lorain and Massillon, Ohio; Lackawanna, N.Y.; and Gary, Ind. Republic employs approximately 2,400 people.
           All statements other than statements of historical fact included in this release, including statements regarding our future financial position, results of operations, business strategy, budgets, projected costs and plans and objectives for future operations, are forward-looking statements. In addition, these forward-looking statements generally can be identified by the use of forward-looking terms such as "may," "will," "expect," "intend," "estimate," "anticipate," "foresee," "project," "plan," or "believe" or the negative of these words or variations on these words or similar phrases. We have based these forward-looking statements on our current assumptions, expectations and projections about future events, which are subject to risks and uncertainties. We caution that a variety of factors could cause business conditions and results to differ materially from what is contained in the forward-looking statements, including the factors identified in Republic's filings with the Securities and Exchange Commission.

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